SVENSKA CELLULOSA AKTIEBOLAGET SCA

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS,

As Depositary

AND

HOLDERS OF AMERICAN DEPOSITARY RECEIPTS

______________________

AMENDED AND RESTATED DEPOSIT AGREEMENT

______________________

Dated as of                  , 2010

AMENDED AND RESTATED DEPOSIT AGREEMENT

AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of                 , 2010 among SVENSKA CELLULOSA AKTIEBOLAGET SCA (publ), incorporated under the laws of Sweden (herein called the Company), DEUTSCHE BANK TRUST COMPANY AMERICAS, an indirect wholly owned subsidiary of Deutsche Bank A.G. (herein called the Depositary), and all Holders from time to time of American Depositary Receipts issued hereunder.

W I T N E S S E T H:

WHEREAS, the Company, The Bank of New York Mellon, as depositary, and all Holders from time to time of American Depositary Receipts issued thereunder entered into a deposit agreement dated as of December 4, 1995 (the “Original Deposit Agreement”) to provide for the deposit of Shares (as hereinafter defined) of the Company with the Custodian as agent of The Bank of New York Mellon for the purposes set forth in such Original Deposit Agreement, for the creation of American depositary shares representing the Shares so deposited and for the execution and delivery of American depositary receipts ("Old Receipts") evidencing the American depositary shares; and

WHEREAS, pursuant to Section 5.4 of the Original Deposit Agreement, the Company removed The Bank of New York Mellon, as depositary, and appointed Deutsche Bank Trust Company Americas as successor depositary (hereinafter called the “Depositary”); and

WHEREAS, the Company and Deutsche Bank Trust Company Americas, in its capacity as successor depositary under the Original Deposit Agreement, now wish to amend and restate the Original Deposit Agreement and the Old Receipts; and

WHEREAS, the Company desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Non-Restricted B Shares (herein called Shares) of the Company from time to time with the Depositary, or with the principal Stockholm office of Svenska Handelsbanken (the “Custodian”), as agent of the Depositary, for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts in respect of the American Depositary Shares; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:

ARTICLE 1.           DEFINITIONS.

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

Section 1.1.                      The term "Company" shall mean Svenska Cellulosa Aktiebolaget, incorporated under the laws of Sweden, and its successors.

Section 1.2.                      The term "Depositary" shall mean Deutsche Bank Trust Company Americas, an indirect wholly owned subsidiary of Deutsche Bank A.G., in its capacity as depositary under the Deposit Agreement, and any successor as depositary hereunder.  The term "Depositary's Office", when used with respect to the Depositary, shall mean the principal office of the Depositary at which at any particular time its depositary receipts business shall be administered , which at the date of this Deposit Agreement is 60 Wall Street, New York, New York 10005, U.S.A.

Section 1.3.                      The term "Custodian" shall mean, as of the date hereof, Svenska Handelsbanken (acting at its principal Stockholm office), as custodian and agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary, with notice to the Company, pursuant to the terms of Section 5.5, as substitute or an additional Custodian hereunder, and such term shall mean any one of them, individually, or all of them collectively, as the context shall require.

Section 1.4.                      The term "Deposit Agreement" shall mean this Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

Section 1.5.                      The term "Shares" shall mean Non-Restricted B Shares of the Company in registered form and shall include rights to receive Shares (except where the context otherwise already refers to the right to receive Shares).

Section 1.6.                      The term "Deposited Securities" as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.5.

Section 1.7.                      The term "Receipts" shall mean the American Depositary Receipts or DRS/Profile statements issued by the Depositary hereunder evidencing American Depositary Shares issued under the terms of this Deposit Agreement, as such Receipts may be amended from time to time in accordance with the provisions of this Deposit Agreement.  A Receipt may evidence any number of American Depositary Shares and may, in the case of American Depositary Shares held in DTC, be in the form of a global certificate. References to Receipts shall include physical certificated Receipts as well as American Depositary Shares issued through DRS/Profile, unless the context otherwise requires.

Section 1.8.                      The term "American Depositary Shares" shall mean the rights represented by the Receipts issued hereunder and the interests in the Deposited Securities represented thereby.  Each American Depositary Share shall represent one Share, until there shall occur a distribution upon Deposited Securities covered by Section 4.3 or a change in Deposited Securities covered by Section 4.8 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall represent the amount of Shares or Deposited Securities specified in such Sections.

Section 1.9.                      The term "Holder" shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

Section 1.10.                      The term "Registrar" shall mean any bank or trust company having an office in the Borough of Manhattan, the City of New York, which shall be appointed to register Receipts and transfers of Receipts as herein provided.

Section 1.11.                      The term "dollars" shall mean United States dollars.  The term "kronor" shall mean Swedish kronor.

Section 1.12.                      The term "Securities Act of 1933" shall mean the United States Securities Act of 1933, as from time to time amended.

Section 1.13.                      The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

Section 1.14.                      The term "Euroclear" shall mean Euroclear Sweden, a company which carries out the duties of registrar for nearly all Swedish companies listed on the Stockholm Stock Exchange, including the Company.

Section 1.15.                      The term "nominee" when used with respect to the Depositary shall mean the nominee of the Depositary as it shall so appoint from time to time to act on its behalf in connection with the performance of its duties and obligations under this Deposit Agreement.  The nominee, as so appointed by the Depositary, shall perform in whatever capacity and to whatever extent under this Deposit Agreement as the Depositary designates in its appointment of the nominee.  Such appointment may be evidenced by written agreement, letter, telegram, telex or other facsimile transmission or orally with subsequent confirming agreement, letter, telegram, telex or other facsimile transmission.

Section 1.16.                      The term “DRS/Profile” shall mean the system for the uncertificated registration of ownership of securities pursuant to which ownership of American Depositary Shares is maintained on the books of the Depositary without the issuance of a physical certificate and transfer instructions may be given to allow for the automated transfer of ownership between the books of DTC and the Depositary.  Ownership of American Depositary Shares held in DRS/Profile is evidenced by periodic statements issued by the Depositary to the Owners entitled thereto.

Section 1.17.                      The term “DTC” shall mean The Depository Trust Company, and any successor thereto.

Section 1.18.                      The terms "deposit", "deliver", "execute", "issue", "register", "surrender", "transfer", "withdraw" or "cancel", when used with respect to Shares, shall refer, where the context requires, to an entry or entries or an electronic transfer or transfers in an account or accounts maintained in Euroclear to effect transfers of securities and not to the physical transfer of certificates representing the Shares.

Section 1.19.                      The term “Restricted Securities” shall mean Shares, or Receipts representing such Shares, which are acquired directly or indirectly from the Issuer or its affiliates (as defined in Rule 144 under the Securities Act of 1933) in a transaction or chain of transactions not involving any public offering or which are subject to resale limitations under Regulation D under that Act or both, or which are held by an officer, director (or persons performing similar functions) or other affiliate of the Issuer, or which would require registration under the Securities Act of 1933 in connection with the offer and sale thereof in the United States, or which are subject to other restrictions on sale or deposit under the laws of the United States or Sweden, or under a shareholder agreement or the Articles of Association.

ARTICLE 2.	FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS.

Section 2.1.                      Form and Transferability of Receipts.

(a)           Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided.  Receipts may be issued in denominations of any number of American Depositary Shares.  No definitive Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary.  The Depositary shall maintain books on which each Receipt so executed and delivered, in the case of definitive Receipts, and each Receipt issued through the DRS/Profile, in either case as hereinafter provided and the transfer of each such Receipt shall be registered.  Receipts in certificated form bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

In addition to the foregoing, the Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be reasonably required by the Depositary in order to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

Notwithstanding anything in this Deposit Agreement or in the Receipt to the contrary, to the extent available by the Depositary, American Depositary Shares shall be evidenced by Receipts issued through DRS/Profile unless certificated Receipts are specifically requested by the Holder.  Holders and Beneficial Owners shall be bound by the terms and conditions of this Deposit Agreement and of the form of Receipt, regardless of whether their Receipts are certificated or issued through DRS/Profile.

(b)           Subject to the limitations contained herein and in the form of Receipt, title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed (in the case of certificated Receipts) or upon delivery to the Depositary of proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Holder thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under the Deposit Agreement to any holder of a Receipt, unless such holder is the Holder thereof.

Section 2.2.                      Deposit of Shares.

Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares may be deposited by (i) delivery of certificates therefor to the Custodian accompanied by an appropriate instrument or instruments of transfer or endorsement in form satisfactory to the Custodian, (ii) electronic transfer of Shares through Euroclear or any successor thereto, to the account of the Custodian maintained for such purpose or (iii) delivery to the Custodian of evidence satisfactory to the Custodian that irrevocable instructions have been given to cause such Shares to be transferred to such account, accompanied by an appropriate instrument or instruments of transferor endorsement, if any, in form satisfactory to the Custodian, together with all such certifications as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, and together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, a Receipt or Receipts for the number of American Depositary Shares representing such deposit.  If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be Euroclear) are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

At the request and risk and expense of any holder of Shares, and for the account of such holder, the Depositary may receive certificates for Shares to be deposited, together with the other instruments herein specified, for the purpose of forwarding such certificates to the Custodian for deposit hereunder.

Upon each delivery or electronic transfer to the Custodian of a certificate or certificates for Shares to be deposited hereunder, together with the other documents above specified, the Custodian shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates to the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be Euroclear), for transfer and recordation of the Shares being deposited in the name of the Depositary or its nominee.

Deposited Securities shall be held by the Depositary, or by the Custodian for the account and to the order of the Depositary, or at such other place or places as the Depositary shall determine upon prior consultation with the Company.

Section 2.3.                      Execution and Delivery of Receipts.

Upon receipt by the Custodian of any deposit pursuant to Section 2.2 hereunder (and in addition, if the transfer books of the Company (or the appointed agent of the Company for the transfer and registration of Shares, which may but need not be Euroclear) are open, a proper acknowledgment or other evidence from the Company (or the appointed agent of the Company for the transfer and registration of Shares, which may but need not be Euroclear) satisfactory to the Depositary that any Deposited Securities have been recorded upon the Company's books (or upon the books of the appointed agent of the Company for the transfer and registration of Shares, which may but need not be Euroclear) in the name of the Depositary or its nominee), together with the other documents required as above specified, the Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be represented thereby.  Such notification shall be made by letter or, at the request and risk and expense of the person making the deposit, by cable, telex or facsimile transmission.  Upon receiving such notice from the Custodian, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at the Depositary's Office to or upon the order of the person or persons named in the notice delivered to the Depositary, a Receipt or Receipts, registered in the name or names and representing any authorized number of American Depositary Shares requested by such person or persons, but only upon payment to the Depositary of the fees and expenses of the Depositary for the execution and delivery of such Receipt or Receipts, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities.

Section 2.4.	Transfer of Receipts; Combination and Split-up of Receipts.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers on its transfer books from time to time of Receipts, upon any surrender of a Receipt, by the Holder in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America.  Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

Section 2.5.	Surrender of Receipts and Withdrawal of Shares.

Upon surrender at the Depositary's Office or at such other offices as it may designate of a Receipt for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.9 and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement and applicable law or regulation, the Holder of such Receipt shall be entitled to physical or electronic delivery through Euroclear or institutions that maintain accounts with Euroclear, to him or upon his order, of the amount of Deposited Securities at the time represented by such Receipt.  Physical delivery of such Deposited Securities may be made, if such delivery is possible, by the delivery of certificates therefor properly endorsed or accompanied by proper instruments of transfer to such Holder or as ordered by him.  Such delivery shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be either physically (subject to applicable clearing procedure of Euroclear) or electronically delivered to or upon the written order of the person or persons designated in such order.  Thereupon the Depositary shall direct the Custodian to deliver at the office of the Custodian, subject to Sections 2.6, 3.1 and 3.2, and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by such Receipt or evidence of electronic transfer thereof to or for the account of such person, except that the Depositary may make delivery to such person or persons at the Depositary's Office of any dividends or distributions with respect to the Deposited Securities represented by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

If the Deposited Securities being withdrawn are deliverable in certificated form, at the request, risk and expense of any Holder surrendering a Receipt, and for the account of such Holder, the Depositary shall direct the Custodian to forward a certificate or certificates and other proper documents of title for the Deposited Securities represented by such Receipt to the Depositary for delivery at the Depositary's Office.  Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

Section 2.6.	Limitations on Execution and Delivery, Transfer and Surrender of Receipts.

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment from the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with laws, rules or governmental regulation and/or any regulations the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, this Section 2.6.

           The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the delivery of Receipts against the deposit of particular Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the transfer or surrender of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental authority, body or commission, or under any provision of this Deposit Agreement subject to Section 7.7 of this Deposit Agreement.  The surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended, except as required in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the Company (or the appointed agent for the Company for the transfer and registration of Shares) or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933 for the public offer and sale thereof in the United States, unless a registration statement is in effect as to such Shares for such offer and sale.

The Depositary will use reasonable efforts to comply with written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with the securities laws in the United States including, without limitation, the laws referenced in Section 7.7.

Section 2.7.                      Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall deliver to the Holder the American Depositary Shares evidenced by that Receipt in uncertificated form or, if requested by the Holder, execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt.  Before the Depositary shall deliver American Depositary Shares in uncertificated form or execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Holder thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfied any other reasonable requirements imposed by the Depositary.

Section 2.8.	Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary shall be cancelled by the Depositary.  The Depositary is authorized to destroy Receipts so cancelled.  The Depositary agrees to maintain records of all receipts surrendered and Deposited Securities withdrawn under Section 2.5, substitute Receipts delivered under Section 2.7, and of cancelled or destroyed Receipts under this Section, in keeping with procedures ordinarily followed by stock transfer agents located in New York City.

Section 2.9.	Loans and Pre-Release of Shares and Receipts.

Notwithstanding Section 2.3 hereof, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.2 ("Pre-Release").  The Depositary may, pursuant to Section 2.5, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts are to be delivered that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of American Depositary Shares which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

The Company shall not incur any liability to the Holders and owners of Receipts as a result of actions taken by the Depositary pursuant to this Section 2.9.

Section 2.10	Uncertificated American Depositary Shares; DTC Direct Registration System.

Notwithstanding anything to the contrary in this Deposit Agreement:

(a)           American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities.  The form of Receipt annexed as Exhibit A to this Deposit Agreement summarizes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares.  Except for those provisions of this Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of this Deposit Agreement shall apply, mutatis mutandis, to both certificated and uncertificated American Depositary Shares.

(b)           (i)           The term "deliver", or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at The Depository Trust Company, or its successor ("DTC"), designated by the person entitled to such delivery, evidencing American Depositary Shares registered in the name requested by that person, (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and  mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more Receipts.

(ii)           The term "surrender", when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Corporate Trust Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt or (C) surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing American Depositary Shares.

(c)           American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of New York.

(d)           The Depositary shall have a duty to register a transfer, in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below).  The Depositary, upon surrender of a Receipt for the purpose of exchanging it for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging them for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

(e)           Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.

(f)	(i)
The parties acknowledge that the Direct Registration System ("DRS") and Profile Modification System ("Profile") shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC.  DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto.  Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(ii)
In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (i) has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code of New York).  For the avoidance of doubt, the provisions of Sections 5.3 and 5.8 shall apply to the matters arising from the use of the DRS.  The parties agree that the Depositary's reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with this Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.

ARTICLE 3.           CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS.

Section 3.1.	Filing Proofs, Certificates and Other Information.

Any person presenting Shares for deposit or any Holder of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be Euroclear) of the Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties, as the Depositary or the Company may deem necessary or proper.  The Depositary may and, at the written request of the Company, will withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made or such other documentation or information provided, in each case to the Depositary’s satisfaction.

Section 3.2.                      Liability of Holder for Taxes.

If any tax or other governmental charge shall become payable by or on behalf of the Custodian, the Depositary or the Company with respect to any Receipt or any Deposited Securities, the right to receive which is represented by the American Depositary Shares evidenced by such Receipt, including any taxes payable on transfer, such tax or other governmental charge shall be payable by the Holder of such Receipt, who shall pay the amount thereof to the Depositary.  The Depositary may, and upon instructions from the Company shall, (i) refuse to effect any registration of transfer of such Receipt or any split-up or combination thereof or any withdrawal of such Deposited Securities until such payment is made, or (ii) withhold or deduct from any distributions on such Deposited Securities or sell for the account of the Holder thereof of any part or all of such Deposited Securities (after attempting by reasonable means to notify such Holder prior to such sale), and apply, after deduction for its expenses incurred in connection therewith, the net proceeds of any such sale in payment of such tax or other governmental charge, the Holder of such Receipt remaining liable for any deficiency. Every Holder and holder of an interest in American Depositary Shares agrees to indemnify the Depositary, the Company, the Custodian, and each of their respective agents, officers, directors, employees and affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or holder.  The obligations of Holders and holders of interests in American Depositary Shares under this Section 3.2 shall survive any transfer of Receipts, any surrender of Receipts and withdrawal of Deposited Securities, or the termination of this Deposit Agreement. The Depositary is under no obligation to provide Holders or others with any information about the tax status of the Issuer. The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders or any other persons on account of their ownership of the American Depositary Shares, including without limitation, tax consequences resulting from the Issuer (or any of its subsidiaries) being treated as a "Passive Foreign Investment Company" (in each case as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.

Section 3.3.                      Warranties on Deposit of Shares.

Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and were legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the American Depositary Shares issuable upon such deposit will not be, Restricted Securities and (v) the Shares presented for deposit have not been stripped of any rights or entitlements.  Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of American Depositary Shares in respect thereof and the transfer of such American Depositary Shares.  If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

ARTICLE 4.           THE DEPOSITED SECURITIES.

Section 4.1.                      Cash Distributions.

Whenever the Depositary shall receive any cash dividend or other cash distribution by the Company on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.5, convert such dividend or distribution into dollars and shall distribute the amount thus received to the Holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, that the Depositary shall make appropriate adjustments in the amounts so distributed in respect of (a) any of such Deposited Securities being not entitled, by reason of date of issuance or otherwise, to receive all or any portion of such distribution or (b) any amounts (i) withheld or requested to be withheld by the Company, the Custodian or the Depositary from any such distribution on account of taxes or other governmental charges, or (ii) charged by the Depositary pursuant to the provisions of the Deposit Agreement.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder of a Receipt a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto.  Holders and holders of interests in American Depositary Shares understand that in converting foreign currency, amounts received on conversion are calculated at a rate which exceeds three or four decimal places (the number of decimal places used by the Depositary to report distribution rates).  The excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment. The Company or its agent will remit to the appropriate governmental authority or agency in Sweden all amounts withheld and owing to such authority or agency.  The Depositary will forward to the Company or its agent such information from its records as the Company or its agent may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies, and either the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Holders of Receipts.

Section 4.2.                      Distributions Other Than Cash or Shares.

(a)           Whenever the Company intends to distribute to the holders of Deposited Securities property other than cash, Shares or rights to purchase additional Shares, the Company shall give notice thereof to the Depositary along with an indication as to whether or not it wishes such distribution to be made to Holders.  Promptly upon receipt of a notice indicating that the Company wishes such distribution be made to Holders and receipt of satisfactory documentation within the terms of Section 5.7, the Depositary shall make a reasonable determination whether such distribution to Holders is practicable, and, to the extent it determines such distribution is practicable, shall make such distribution.

(b)           Upon receipt of satisfactory documentation and the request of the Company to distribute property to Holders and after making the requisite determinations set forth in (a) above, the Depositary shall distribute the property so received to the Holders of record as of the record date, in proportion to the number of American Depositary Shares held by such Holders respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any taxes and other governmental charges withheld.  The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

(c)           If (i) the Company does not request the Depositary to make such distribution to Holders or requests not to make such distribution to Holders, (ii) the Depositary does not receive satisfactory documentation within the terms of Section 5.7, or (iii) the Depositary reasonably determines that all or a portion of such distribution is not lawful or reasonably practicable, the Depositary shall endeavor to sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem proper and shall distribute the net proceeds, if any, of such sale received by the Depositary (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes and governmental charges) to the Holders as of the record date upon the terms of Section 4.1.  If the Depositary is unable to sell such property, the Depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration and Holders and holders of interests in American Depositary Shares shall have no rights thereto or arising therefrom.

Section 4.3.                      Distributions in Shares.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Company shall cause such Shares to be deposited with the Custodian and registered, as the case may be, in the name of the Depositary, the Custodian or any of their nominees.  Upon receipt of confirmation of such deposit from the Custodian, the Depositary shall establish the record date upon the terms described in Section 4.6 and shall, subject to Sections 4.8 and 5.9 hereof, either (i) distribute to the Holders as of the record date in proportion to the number of American Depositary Shares held as of the record date, additional American Depositary Shares, which represent in the aggregate the number of Shares received as such dividend, or free distribution, subject to the other terms of this Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and/or governmental charges), or (ii) if additional American Depositary Shares are not so distributed, each American Depositary Share issued and outstanding after the record date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional Shares distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and governmental charges).  In lieu of delivering fractional American Depositary Shares, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the proceeds upon the terms described in Section 4.1. The Depositary may withhold any such distribution of Receipts if it has not received satisfactory assurances from the Company (including an opinion of counsel to the Company furnished at the expense of the Company) that such distribution does not require registration under the Securities Act of 1933 or is exempt from registration under the provisions of the Securities Act of 1933.  To the extent such distribution may be withheld, the Depositary may dispose of all or a portion of such distribution in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of applicable (a) taxes and/or governmental charges and (b) fees and charges of, and expenses incurred by, the Depositary) to Holders entitled thereto upon the terms described in Section 4.1.

Section 4.4.                      Rights.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to the Holders of Receipts or in disposing of such rights on behalf of such Holders and making the net proceeds available in dollars to such Holders; provided, however, that the Depositary will, if requested by the Company, take action as follows:

(i)  if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to Holders of Receipts by means of warrants or otherwise, the Depositary shall distribute warrants  or other instruments therefor in such form as it may determine to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders; or

(ii)  if at the time of the offering of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to Holders of Receipts by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary in its discretion may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the proceeds of such sales for account of the Holders of Receipts otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Holders because of the application of exchange restrictions to a particular Holder, or the date of delivery of any Receipt or Receipts, or otherwise.

If registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for the Company to offer such rights to Holders of Receipts  and sell the securities represented by such rights, the Depositary will not offer such rights to the Holders of Receipts unless and until such a registration statement is in effect, or unless the offering and sale of such securities to the Holders of such Receipts are exempt from registration under the provisions of such Act.

In exercising any discretion under this Section 4.4, the Depositary will, to the extent practicable, consult with the Company.

The Company will have no obligation hereunder to register such rights under the Securities Act of 1933.

Section 4.5.                      Conversion of Foreign Currency.

Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into dollars and the resulting dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into dollars, and such dollars shall be distributed to the Holders of Receipts entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution to the Holders may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9 .

If such conversion or distribution to the Holders can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into dollars transferable to the United States, or if any approval or license of any government authority or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its reasonable discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Holders of Receipts entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Holders of Receipts entitled thereto, the Depositary may in its reasonable discretion make such conversion and distribution in dollars to the extent permissible to the Holders of Receipts entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance, uninvested and without liability for interest thereon for the respective accounts of, the Holders of Receipts entitled thereto.

Section 4.6.                      Fixing of Record Date.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason, the Depositary causes a change in the number of Shares that are represented by each American Depositary Share or whenever the Depositary shall find it necessary or convenient,, the Depositary shall fix a record date (which, in the case of cash dividends, shall be as close as practicable to the corresponding record date with respect to the Shares), after consultation with the Company if practicable, if different from the record date applicable to the Shares or other Deposited Securities, (a) for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting or be responsible for any fee or charges assessed by the Depositary pursuant to this Deposit Agreement or (b) on or after which each American Depositary Share shall represent the changed number of Shares.  Subject to the provisions of Sections 4.1 through 4.5 and to the other terms and conditions of this Deposit Agreement, the Holders of Receipts on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively.

Section 4.7.                      Voting of Deposited Securities.

Subject to the next sentence, as soon as practicable after receipt of notice of any meeting at which the holders of Shares are entitled to vote, or of solicitation of consents or proxies from holders of Shares or other Deposited Securities, the Depositary shall fix the record date in respect of such meeting or solicitation of consent or proxy. The Depositary shall, if requested by the Company in writing in a timely manner (the Depositary having no obligation to take any further action if the request shall not have been received by the Depositary at least 30 days prior to the date of such vote or meeting) and at the Company's expense and provided no U.S. legal prohibitions exist, mail by regular, ordinary mail delivery (or by electronic mail or as otherwise may be agreed between the Company and the Depositary in writing from time to time) or otherwise distribute to Holders as of the record date: (a) such notice of meeting or solicitation of consent or proxy; (b) a statement that the Holders at the close of business on the applicable record date will be entitled, subject to any applicable law, the Company’s Articles of Incorporation and the provisions of or governing the Deposited Securities (which provisions, if any, shall be summarized in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Shares or other Deposited Securities represented by such Holder's American Depositary Shares; and (c) a brief statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a designated member or members of the Board of Directors of the Company.  Voting instructions may be given only in respect of a number of American Depositary Shares representing an integral number of Shares or other Deposited Securities.  Upon the timely receipt of written instructions of a Holder on the record date of voting instructions in the manner specified by the Depositary, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of this Deposit Agreement, the Company’s Articles of Incorporation and the provisions of or governing the Deposited Securities, to vote or cause the Custodian to vote the Shares and/or other Deposited Securities (in person or by proxy) represented by American Depositary Shares evidenced by such Receipt in accordance with such voting instructions.

Neither the Depositary nor the Custodian shall, under any circumstances exercise any discretion as to voting, and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of for purposes of establishing a quorum or otherwise, the Shares or other Deposited Securities represented by American Depositary Shares except pursuant to and in accordance with such written instructions from Holders.  Shares or other Deposited Securities represented by American Depositary Shares for which no specific voting instructions are received by the Depositary from the Holder shall not be voted.

Notwithstanding the above, save for applicable provisions of Swedish law, and in accordance with the terms of Section 5.3, the Depositary shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities or the manner in which such vote is cast or the effect of any such vote.

Section 4.8.                      Changes Affecting Deposited Securities.

Upon any change in par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is otherwise a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion of or replacement or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law and subject to the other provisions of this Deposit Agreement, be treated as new Deposited Securities under this Deposit Agreement, and the Receipts shall, subject to the provisions of this Deposit Agreement and applicable law, evidence American Depositary Shares representing the right to receive such additional securities.  Alternatively, the Depositary may, with the Company's approval, and shall, if the Company shall so request, to the extent permitted by law and subject to the terms of the Deposit Agreement, execute and deliver additional Receipts as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts, in either case, as well as in the event of newly deposited Shares, with necessary modifications to the form of Receipt contained in Exhibit A hereto, specifically describing such new Deposited Securities and/or corporate change. The Company agrees to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new form of Receipts. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company's approval, and shall, if the Company requests, to the extent permitted by law and practicable, subject to the other provisions of this Deposit Agreement, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Holders in general or to any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

Section 4.9.                      Available Information.

As of the date of the Deposit Agreement, the Company publishes information in English required to maintain the exemption from registration under Rule 12g3-2(b) under the Exchange Act on its Internet Web site (www.sca.com) or through an electronic information delivery system generally available to the public in its primary trading market. Should the Company become subject to the periodic reporting or other informational requirements under the Exchange Act, it will be required in accordance therewith to file reports and other information with the Commission.  The Depositary does not assume any duty to determine if the Company is complying with the current requirements of Rule 12g3-2(b) under the Exchange Act or to take any action if the Company is not complying with those requirements.

The Company represents that as of the date of this Deposit Agreement, the statements in this Section 4.9 with respect to the exemption from registration under Rule 12g3-2(b) under the Exchange Act are true and correct.  The Company agrees to promptly notify the Depositary and all Holders in the event of any change in the truth of any such statements.

Section 4.10.                    Reports

The Depositary shall make available for inspection by Holders of Receipts at the Depositary's Office any reports and communications received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary shall also send to Holders of Receipts copies of such reports when furnished by the Company pursuant to Section 5.6.  Any such reports and communications furnished to the Depositary by the Company shall be in English, to the extent required under the Securities Exchange Act of 1934 and to the extent such reports and communications have been translated by the Company.

Section 4.11.                    Lists of Receipt Holders.

Promptly upon request by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.  At the expense of the Company, the Company shall have the right to inspect during the Depositary's regular business hours transfer and registration records of the Depositary, the Receipt register and any co-transfer agents or co-registrars to supply copies of such portions of such records as the Company may request.

Section 4.12.                    Withholding.

Notwithstanding any other provision of this Deposit Agreement, in the event that the Depositary determines that any distribution in property (including Shares or rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders of Receipts entitled thereto.

ARTICLE 5.           THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY.

Section 5.1.	Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books in New York City for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Holders of Receipts, provided that such inspection shall not be for the purpose of communicating with Holders of Receipts in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts.

The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

If any Receipts or the American Depositary Shares represented thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or, with the approval of the Company, appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges.  Such Registrar or co-registrars may be removed and a substitute appointed by the Depositary upon the request or with the approval of the Company.

Section 5.2.	Prevention or Delay in Performance by the Depositary or the Company etc.

Neither the Depositary, the Custodian or the Company shall be obligated to do or perform any act which is inconsistent with the provisions of this Deposit Agreement or shall incur any liability (i) if the Depositary, the Custodian or the Company or their respective controlling persons or agents shall be prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the Deposit Agreement and any Receipt, by reason of any provision of any present or future law or regulation of the United States or any state thereof, the Kingdom of Sweden or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of the Company’s Articles of Incorporation or any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement or in the Company’s Articles of Incorporation or provisions of or governing Deposited Securities, (iii) for any action or inaction of the Depositary, the Custodian or the Company or their respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any holder of an interest in American Depositary Shares or Receipts  or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for the inability by a Holder or holder of an interest in American Depositary Shares or Receipts to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Holders of American Depositary Shares or (v) for any special, consequential, indirect or punitive damages for any breach of the terms of this Deposit Agreement or otherwise.

In no event shall the Depositary, the Company or any of their respective directors, officers, employees, agents (including, without limitation, the Agents of the Depositary) and/or Affiliates, or any of them, be liable for any indirect, special, punitive or consequential damages to each other, Holders, Beneficial Owners or any other person.

The Depositary, its controlling persons, its agents, the Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request, opinion or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

Section 5.3.	Obligations of the Depositary, the Custodian and the Company.

The Company and the Depositary and their respective agents assume no obligation and shall not be subject to any liability under this Deposit Agreement or any Receipts to any Holder(s) or holder(s) of an interest in American Depositary Shares or Receipts or other persons (except for the Company’s and the Depositary’s obligations specifically set forth in Section 5.8), provided, that the Company and the Depositary and their respective agents agree to perform their respective obligations specifically set forth in this Deposit Agreement or the applicable Receipts without gross negligence or willful misconduct.

Without limitation of the foregoing, neither the Depositary, nor the Company, nor any of their respective controlling persons, or agents, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expenses (including fees and disbursements of counsel) and liabilities be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary).

The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast (provided that any such action or omission is in good faith) or the effects of any vote.  The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of American Depositary Shares, Shares or Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of this Deposit Agreement or for the failure or timeliness of any notice from the Company, or for any action or non action by it in reliance upon the opinion, advice of or information from legal counsel, accountants, any person representing Shares for deposit, any Holder or any other person believed by it in good faith to be competent to give such advice or information.  The Depositary and its agents shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without gross negligence or willful misconduct while it acted as Depositary.

Section 5.4.	Resignation and Removal of the Depositary; Appointment of Successor Depositary.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  If the Company shall have used its best efforts to appoint a successor depositary it shall have no liability to the Holders for any failure to appoint such a successor.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders of all outstanding Receipts.  Any such successor depositary shall promptly mail notice of its appointment to the Holders of Receipts.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

Section 5.5.                      The Custodian.

The Depositary has initially appointed Svenska Handelsbanken as Custodian and agent of the Depositary for the purposes of this Deposit Agreement.  Each Custodian in acting hereunder shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it.  Each Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective.  The Depositary shall, promptly after receiving such notice, after consultation with the Company if practicable, appoint a substitute custodian, which shall thereafter be the Custodian hereunder.  Whenever the Depositary in its reasonable discretion determines that it is in the best interest of the Holders of Receipts to do so, it may appoint a substitute or an additional custodian, which shall thereafter be a Custodian hereunder, and upon demand of the Depositary the previous Custodian shall deliver the Deposited Securities held by it to such substitute custodian.  Each such substitute custodian shall deliver to the Depositary forthwith upon its appointment an acceptance of such appointment satisfactory in form and substance to the Depositary.  Promptly upon any such change, the Depositary shall give notice thereof in writing to all Holders.  The Depositary may discharge or appoint any Custodian only after consultation with the Company, if practicable.

Upon the appointment of any successor depositary hereunder, any Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of any Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

Section 5.6.                      Notices and Reports.

On or before the first date of giving by the Company of notice, by publication or otherwise, of any meeting of holders of Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or distributions or the offering of any rights, the Company agrees to transmit to the Custodian a copy of the notice thereof in the form given or to be given to holders of Deposited Securities.

The Depositary will, at the Company's expense, arrange for the prompt transmittal by the Custodian to the Depositary of such notices and any other reports and communications which are made generally available by the Company to holders of its Shares, and arrange for the mailing, at the Company's expense, of copies thereof to all Holders of Receipts.

Section 5.7.                      Issuance of Additional Shares, etc.

The Company agrees that in the event it or any of its affiliates proposes (i) an issuance, sale or distribution of additional Shares, (ii) an offering of rights to subscribe for Shares or other Deposited Securities, (iii) an issuance of securities convertible into or exchangeable for Shares, (iv) an issuance of rights to subscribe for securities convertible into or exchangeable for Shares, (v) an elective dividend of cash or Shares, (vi) a redemption of Deposited Securities, (vii) a meeting of holders of Deposited Securities, or solicitation of consents or proxies, relating to any reclassification of securities, merger, subdivision, amalgamation or consolidation or transfer of assets or (viii) any reclassification, recapitalization, reorganization, merger, amalgamation, consolidation or sale of assets which affects the Deposited Securities, it will obtain U.S. legal advice and take all steps necessary to ensure that the application of the proposed transaction to Holders and Beneficial Owners does not violate the registration provisions of the Securities Act of 1933, or any other applicable laws (including, without limitation, the Investment Company Act of 1940, as amended, the Exchange Act or the securities laws of the states of the United States).  In support of the foregoing or at the reasonable request of the Depositary where it deems necessary, the Company will furnish to the Depositary, at its own expense (a) a written opinion of U.S. counsel (reasonably satisfactory to the Depositary) stating whether or not application of such transaction to Holders and Beneficial Owners and/or the circumstances of such issue are such as to make it necessary for a registration statement under the Securities Act of 1933 to be in effect prior to the delivery of the Receipts to be issued in connection with such securities or the issuance of such rights (b) an opinion of Swedish counsel (reasonably satisfactory to the Depositary) stating that (1) making the transaction available to Holders and Beneficial Owners does not violate the laws or regulations of Sweden and (2) all requisite regulatory consents and approvals have been obtained in the Kingdom of Sweden.  If the filing of a registration statement is required, the Depositary shall not have any obligation to proceed with the transaction unless it shall have received evidence reasonably satisfactory to it that such registration statement has been declared effective and that such distribution is in accordance with all applicable laws or regulations.  If, being advised by counsel, the Company reasonably determines that a transaction is required to be registered under the Securities Act of 1933, the Company will either (i) register such transaction to the extent necessary, (ii) alter the terms of the transaction to avoid the registration requirements of the Securities Act of 1933 or (iii) direct the Depositary to take specific measures, in each case as contemplated in this Deposit Agreement, to prevent such transaction from violating the registration requirements of the Securities Act of 1933.

The Company agrees with the Depositary that neither the Company nor any of its Affiliates will at any time (i) deposit any Shares or other Deposited Securities, either upon original issuance or upon a sale of Shares or other Deposited Securities previously issued and reacquired by the Company or by any such affiliate, or (ii) issue additional Shares, rights to subscribe for such Shares, securities convertible into or exchangeable for Shares or rights to subscribe for such securities, unless such transaction and the securities issuable in such transaction are exempt from registration under the Securities Act of 1933 or have been registered under the Securities Act of 1933 (and such registration statement has been declared effective).

Notwithstanding anything else contained in this Deposit Agreement, nothing in this Deposit Agreement shall be deemed to obligate the Company to file any registration statement in respect of any proposed transaction.

Section 5.8.                      Indemnification.

The Company agrees to indemnify the Depositary, any Custodian and each of their respective directors, officers, employees, agents and Affiliates against, and hold each of them harmless from, any losses, liabilities, taxes, costs, claims, judgments, proceedings, actions, demands and any charges or expenses of any kind whatsoever (including, but not limited to, reasonable attorney’s fees and expenses and, in each case, fees and expenses of counsel, in each case, irrevocable value added tax and any similar tax charged or otherwise imposed in respect thereof) (collectively referred to as “Losses”) which the Depositary or any agent thereof may incur or which may be made against it as a result of or in connection with its appointment or the exercise of its powers and duties under this Agreement or that may arise (a) out of or in connection with any offer, issuance, sale, resale, transfer, deposit or withdrawal of Receipts, American Depositary Shares, the Shares, or other Deposited Securities, as the case may be, (b) out of or in connection with any offering documents in respect thereof or (c) out of or in connection with acts performed or omitted, including, but not limited to, any delivery by the Depositary on behalf of the Company of information regarding the Company in connection with this Deposit Agreement, the Receipts, the American Depositary Shares, the Shares, or any Deposited Securities, in any such case (i) by the Depositary, the Custodian or any of their respective directors, officers, employees, agents and affiliates, except to the extent any such Losses directly arise out of the negligence or bad faith of any of them, or (ii) by the Company or any of its directors, officers, employees, agents and affiliates.

The Depositary agrees to indemnify the Company and hold it harmless from any liability which may arise out of acts performed or omitted by the Depositary or any Custodian due to their negligence or bad faith.

Any person seeking indemnification hereunder (an "Indemnified Person") shall notify the person from whom it is seeking indemnification (the "Indemnifying Person") of the commencement of any indemnifiable action or claim promptly after such Indemnified Person becomes aware of such commencement (provided that the failure to make such notification shall not affect such Indemnified Person's rights to indemnification except to the extent the Indemnifying Person is materially prejudiced by such failure) and shall consult in good faith with the Indemnifying Person as to the conduct of the defense of such action or claim that may give rise to an indemnity hereunder, which defense shall be reasonable under the circumstances. No Indemnified Person shall compromise or settle any action or claim that may give rise to an indemnity hereunder without the consent of the Indemnifying Person, which consent shall not be unreasonably withheld.

The obligations set forth in this Section shall survive the termination of this Deposit Agreement and the succession or substitution of any party hereto.

Section 5.9.                      Charges of Depositary.

The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time.  The Depositary shall present its statement for such charges and expenses to the Company once every three months.  The charges and expenses of any Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.3 hereof), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the share register of the Company (or the appointed agent of the Company for transfer and recordation of Shares which may but need not be Euroclear) and accordingly applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.5, (5) a fee not in excess of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.3, the execution and delivery of Receipts pursuant to Section 4.3 and the surrender of Receipts pursuant to Section 2.5, (6) a fee not in excess of $.02 or less per American Depositary Share (or portion thereof) for any distribution made pursuant to the Deposit Agreement including, but not limited to Sections 4.1 through 4.4 hereof and, (7) a fee not in excess of $1.50 or less per certificate for a Receipt or Receipts for transfers made pursuant to Section 2.4.

The Depositary, subject to Section 2.9 hereof and any applicable provisions of Swedish law and the Articles of Association of the Company, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

ARTICLE 6.           AMENDMENT AND TERMINATION.

Section 6.1.                      Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary (without the consent of Holders) in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of amendment to this Deposit Agreement shall have been given to the Holders of outstanding Receipts. Every Holder of a Receipt at the time any amendment to this Deposit Agreement so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  Notice of any amendment to the Deposit Agreement or form of Receipts shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders to retrieve or receive the text of such amendment (i.e., upon retrieval from the Commission's, the Depositary's or the Company's website or upon request from the Depositary).  The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act of 1933 or (b) the American Depositary Shares or the Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders. Every Holder at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such American Depositary Share or Shares, to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement as amended and supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipt at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

Section 6.2.                      Termination.

The Depositary shall at any time at the direction of the Company terminate this Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate this Deposit Agreement if at any time 90 days shall have expired after the Depositary shall have delivered to the Company and the Holders a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary(after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore surrendered their Receipts, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges) and except for its obligations to the Company under Section 5.8.  Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.8 and 5.9 hereof.

ARTICLE 7.           MISCELLANEOUS.

Section 7.1.                      Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.  Copies of this Deposit Agreement shall be filed with the Depositary and the Custodian and shall be open to inspection by any Holder of a Receipt during business hours.

Section 7.2.                      No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person. Nothing in this Deposit Agreement shall be deemed to give rise to a partnership or joint venture among the parties hereto nor establish a fiduciary or similar relationship among the parties.  The parties hereto acknowledge and agree that (i) the Depositary and its affiliates may at any time have multiple banking relationships with the Company and its affiliates, (ii) the Depositary and its affiliates may be engaged at any time in transactions in which parties adverse to the Company or the Holders or others may have interests and (iii) nothing contained in this Agreement shall (a) preclude the Depositary or any of its affiliates from engaging in such transactions or establishing or maintaining such relationships, or (b) obligate the Depositary or any of its affiliates to disclose such transactions or relationships or to account for any profit made or payment received in such transactions or relationships.

Section 7.3.                      Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no wise be affected, prejudiced or disturbed thereby.

Section 7.4.                      Holders Parties; Binding Effect.

The Holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof. Each Holder and owner of an interest in American Depositary Shares or Receipts agrees that, by accepting a Receipt or an interest therein, such Holder or owner shall hold such American Depositary Shares subject to, and with the obligation of applicable law, and the provisions hereof.

Section 7.5.                      Notices.

Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to Svenska Cellulosa Aktiebolaget SCA, Klarabergsviadukten 63, 111 64 Stockholm, Sweden , Attention: Anders Nyberg. telephone: 46 8-788 51 00, facsimile: 46 8-788 53 32, or any other place to which the Company may have transferred its principal office.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to Deutsche Bank Trust Company Americas, 60 Wall Street, New York, New York 10005, USA Attention:  ADR Department, telephone:  (001) 212 602-1044, facsimile:  (001) 212 797 0327, or any other place to which the Depositary may have transferred its office for the administration of depositary receipts.

Any and all notices to be given to any Holder of a Receipt shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post office letter box.  The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from the other or from any Holder of a Receipt, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

Section 7.6.                      Governing Law; Jurisdiction.

This Deposit Agreement and the Receipts shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York without reference to the principles of choice of law thereof. Except as set forth in the following paragraph of this Section 7.6, the Company and the Depositary agree that the federal or state courts in the City of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with this Deposit Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts. The Company hereby irrevocably designates, appoints and empowers Mannheimer Swartling Advokatbyrå LLP, Attn: Maria Tufvesson Shuck, 101 Park Avenue, New York, NY 10178, USA the "Agent") , as its authorized agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company in any federal or state court as described in the preceding sentence or in the next paragraph of this Section 7.6. If for any reason the Agent shall cease to be available to act as such, the Company agrees to designate a new agent in the City of New York on the terms and for the purposes of this Section 7.6 reasonably satisfactory to the Depositary. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company, by service by mail of a copy thereof upon the Agent (whether or not the appointment of such Agent shall for any reason prove to be ineffective or such Agent shall fail to accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 7.5 hereof. The Company agrees that the failure of the Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

Notwithstanding the foregoing, the Depositary and the Company unconditionally agree that in the event that a Holder or Beneficial Owner brings a suit, action or proceeding against (a) the Company, (b) the Depositary in its capacity as Depositary under this Deposit Agreement or (c) against both the Company and the Depositary, in any state or federal court of the United States, and the Depositary or the Company have any claim, for indemnification or otherwise, against each other arising out of the subject matter of such suit, action or proceeding, then the Company and the Depositary may pursue such claim against each other in the state or federal court in the United States in which such suit, action, or proceeding is pending, and for such purposes, the Company and the Depositary irrevocably submit to the non-exclusive jurisdiction of such courts. The Company agrees that service of process upon the Agent in the manner set forth in the preceding paragraph shall be effective service upon it for any suit, action or proceeding brought against it as described in this paragraph.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided in this Section 7.6, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH HOLDER AND BENEFICIAL OWNER AND/OR HOLDER OF INTERESTS IN ADRS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE ADSs OR THE ADRs, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).

The provisions of this Section 7.6 shall survive any termination of this Deposit Agreement, in whole or in part.

Section 7.7.                      Compliance With U.S. Securities Laws.

Notwithstanding any provision of this Deposit Agreement to the contrary, Holders shall be entitled to withdraw Deposited Securities subject only to the conditions set forth in paragraph I.A.(1) of the General Instructions (or any successor provisions thereto), as in effect from time to time, to Form F-6 as prescribed by the Commission under the Securities Act of 1933.

Section 7.8                         Titles; References.

All references in this Deposit Agreement to exhibits, articles, sections, subsections, and other subdivisions refer to the exhibits, articles, sections, subsections and other subdivisions of this Deposit Agreement unless expressly provided otherwise.  The words "this Deposit Agreement", "herein", "hereof", "hereby", "hereunder", and words of similar import refer to the Deposit Agreement as a whole as in effect between the Company, the Depositary and the Holders and holders of interests in American Depositary Shares or Receipts and not to any particular subdivision unless expressly so limited.  Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires.  Titles to sections of this Deposit Agreement are included for convenience only and shall be disregarded in construing the language contained in this Deposit Agreement.  References herein to the laws of the Kingdom of Sweden shall include references to the laws, rules and regulations of the Kingdom of Sweden and any and all communities, provinces and states thereof.

IN WITNESS WHEREOF, SVENSKA CELLULOSA AKTIEBOLAGET SCA and DEUTSCHE BANK TRUST COMPANY AMERICAS have duly executed this agreement as of the day and year first above set forth and all Holders of Receipts shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

SVENSKA CELLULOSA AKTIEBOLAGET SCA

By________________________________
Name:
Title:

DEUTSCHE BANK TRUST COMPANY
AMERICAS

By________________________________
Name:
Title:

By________________________________
Name:
Title:

Exhibit A to Deposit Agreement

No.

AMERICAN DEPOSITARY SHARES
(Each American Depositary
Share represents one
deposited Share)

DEUTSCHE BANK TRUST COMPANY AMERICAS
AMERICAN DEPOSITARY RECEIPT
FOR NON-RESTRICTED B SHARES
OF
SVENSKA CELLULOSA AKTIEBOLAGET SCA
(INCORPORATED UNDER THE LAWS OF THE KINGDOM OF SWEDEN)

Deutsche Bank Trust Company Americas, as depositary (hereinafter called the "Depositary"), hereby certifies that                                                               , or registered assigns IS THE OWNER OF

AMERICAN DEPOSITARY SHARES

representing deposited Non-Restricted B Shares (herein called "Shares") of Svenska Cellulosa Aktiebolaget SCA, incorporated under the laws of the Kingdom of Sweden (herein called the "Company").  At the date hereof, each American Depositary Share represents one Share which is either deposited or subject to deposit under the Deposit Agreement (as defined below) at the principal Stockholm office of Svenska Handelsbanken (herein called the "Custodian"), as agent for the Depositary.  The Depositary’s Office is located at 60 Wall Street, New York, New York 10005, U.S.A.

THE DEPOSITARY'S OFFICE ADDRESS IS 60 WALL STREET, NEW YORK, N.Y.  10005

1.           THE DEPOSIT AGREEMENT.  This American Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the amended and restated deposit agreement, dated as of April  , 2010 (as hereinafter amended from time to time, the "Deposit Agreement"), by and among the Company, the Depositary, and all Holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof.  The Deposit Agreement sets forth the rights of Holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities").  Copies of the Deposit Agreement are on file at the Depositary's Office in New York City and at the office of the Custodian. The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms not defined herein shall have the meanings set forth in the Deposit Agreement.

2.           SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.  Upon surrender at the Depositary's Office or at such other offices as it may designate of a Receipt for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fee of the Depositary for the surrender of Receipts and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of the Deposit Agreement and applicable law or regulation, the Holder hereof shall be entitled to physical or electronic delivery through Euroclear or institutions that maintain accounts with Euroclear, to him or upon his order, of the amount of Deposited Securities at the time represented by such Receipt.  Physical delivery of such Deposited Securities may be made, if such delivery is possible, by the delivery of certificates therefor properly endorsed or accompanied by proper instruments of transfer to such Holder or as ordered by him.  Such delivery shall be made, as hereinafter provided, without unreasonable delay.  A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and the Holder hereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be either physically (subject to applicable clearing procedure of Euroclear) or electronically delivered to or upon the written order of the person or persons designated in such order.  Thereupon the Depositary shall direct the Custodian to deliver at the office of the Custodian, subject to the terms and conditions of the Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by this Receipt or evidence of electronic transfer thereof to or for the account of such person, except that the Depositary may make delivery to such person or persons at the Depositary's Office of any dividends or distributions with respect to the Deposited Securities represented by this Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.  If the Deposited Securities being withdrawn are deliverable in certificated form, at the request, risk and expense of any Holder surrendering a Receipt, and for the account of such Holder, the Depositary shall direct the Custodian to forward a certificate or certificates and other proper documents of title for the Deposited Securities represented by such Receipt to the Depositary for delivery at the Depositary's Office.  Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.  The surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended, except as required in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the Company (or the appointed agent for the Company for the transfer and registration of Shares) or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.

3.           TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.  The Depositary shall register transfers on its transfer books from time to time of this Receipt, upon any surrender of this receipt, by the Holder hereof in person or by a duly authorized attorney, properly endorsed for transfer or accompanied by proper instruments of transfer.  This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.  As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or for the Custodian may require payment from the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with laws or governmental regulations relating to American depositary receipts or to the withdrawal of Deposited Securities.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the delivery of Receipts against the deposit of particular Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the transfer or surrender of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental authority, body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to Article (22) hereof.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933 for the public offer and sale thereof in the United States, unless a registration statement is in effect as to such Shares for such offer and sale.

The Depositary will use reasonable efforts to comply with written instructions of the Company not to accept for deposit under the Deposit Agreement any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with the securities laws in the United States, including, without limitation, the laws referenced in Article (22).

4.           LIABILITY OF HOLDER FOR TAXES.  If any tax or other governmental charge shall become payable by or on behalf of the Custodian, the Depositary or the Company with respect to any Receipt or any Deposited Securities, the right to receive which is represented by the American Depositary Shares evidenced hereby, including any taxes payable on transfer, such tax or other governmental charge shall be payable by the Holder hereof to the Depositary.  The Depositary may, and upon instructions from the Company shall, (i) refuse to effect any registration of transfer of this Receipt or any split-up or combination hereof or any withdrawal of Deposited Securities until such payment is made, or (ii) withhold or deduct from any distributions on such Deposited Securities, or sell for the account of the Holder hereof any part or all of such Deposited Securities (after attempting by reasonable means to notify such Holder prior to such sale), and apply after deduction for its expenses incurred in connection therewith, the net proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency.  Every Holder and holder of an interest in American Depositary Shares agrees to indemnify the Depositary, the Company, the Custodian, and each of their respective agents, officers, directors, employees and affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or holder.  The obligations of Holders and holders of interests in American Depositary Shares under Article (4) and Section 3.2 of the Deposit Agreement shall survive any transfer of Receipts, any surrender of Receipts and withdrawal of Deposited Securities, or the termination of the Deposit Agreement. The Depositary is under no obligation to provide Holders or others with any information about the tax status of the Issuer. The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders or any other persons on account of their ownership of the American Depositary Shares, including without limitation, tax consequences resulting from the Issuer (or any of its subsidiaries) being treated as a "Passive Foreign Investment Company" (in each case as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.

5.           WARRANTIES OF DEPOSITORS.   Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and were legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the American Depositary Shares issuable upon such deposit will not be, Restricted Securities and (v) the Shares presented for deposit have not been stripped of any rights or entitlements.  Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of American Depositary Shares in respect thereof and the transfer of such American Depositary Shares.  If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

6.           FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.  Any person presenting Shares for deposit or any Holder of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be Euroclear) of the Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties, as the Depositary or the Company may deem necessary or proper.  The Depositary may and, at the written request of the Company, will withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made or such other documentation or information provided, in each case to the Depositary’s satisfaction.

7.           CHARGES OF DEPOSITARY. The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time.  The Depositary shall present its statement for such charges and expenses to the Company once every three months.  The charges and expenses of any Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.3 of the Deposit Agreement), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the share register of the Company (or the appointed agent of the Company for transfer and recordation of Shares which may but need not be Euroclear) and accordingly applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.5 of the Deposit Agreement, (5) a fee not in excess of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.3 of the Deposit Agreement, the execution and delivery of Receipts pursuant to Section 4.3 of the Deposit Agreement and the surrender of Receipts pursuant to Section 2.5 of the Deposit Agreement, (6) a fee not in excess of $.02 or less per American Depositary Share (or portion thereof) for any distribution made pursuant to the Deposit Agreement including, but not limited to Sections 4.1 through 4.4 of the Deposit Agreement and, (7) a fee not in excess of $1.50 or less per certificate for a Receipt or Receipts for transfers made pursuant to Section 2.4 of the Deposit Agreement.

The Depositary, subject to Article (8) hereof and any applicable provisions of Swedish law and the Articles of Association of the Company, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

8.           LOANS AND PRE-RELEASE OF SHARES AND RECEIPTS. Notwithstanding Section 2.03 of the Deposit Agreement, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.2 of the Deposit Agreement ("Pre-Release").  The Depositary may, pursuant to Section 2.5 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts are to be delivered that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of American Depositary Shares which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary may retain for its own account any compensation received by it in connection with the foregoing. The Company shall not incur any liability to the Holders and Owners of Receipts as a result of actions taken by the Depositary pursuant to this Article (8).

9.           TITLE TO RECEIPTS. Subject to the limitations contained herein and in the Deposit Agreement, title to this Receipt (and to the American Depositary Shares evidenced hereby), when properly endorsed (in the case of certificated Receipts) or upon delivery to the Depositary of proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Holder thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under the Deposit Agreement to any holder of a Receipt, unless such holder is the Holder thereof.  By accepting or holding this Receipt or an interest in American Depositary Shares, every successive owner and Holder of this Receipt consents and agrees to all of the provisions set forth in this Receipt and in the Deposit Agreement.

10.           VALIDITY OF RECEIPT. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if a Registrar shall have been appointed, by the manual signature of a duly authorized officer of the Registrar.

11.           REPORTS; INSPECTION OF TRANSFER BOOKS.  As of the date of the Deposit Agreement, the Company publishes information in English required to maintain the exemption from registration under Rule 12g3-2(b) under the Exchange Act on its Internet Web site (www.sca.com) or through an electronic information delivery system generally available to the public in its primary trading market. Should the Company become subject to the periodic reporting or other informational requirements under the Exchange Act, it will be required in accordance therewith to file reports and other information with the Commission.  The Depositary does not assume any duty to determine if the Company is complying with the current requirements of Rule 12g3-2(b) under the Exchange Act or to take any action if the Company is not complying with those requirements.  The Company represents that as of the date of the Deposit Agreement, the statements in this Section 4.9 with respect to the exemption from registration under Rule 12g3-2(b) under the Exchange Act are true and correct.  The Company agrees to promptly notify the Depositary and all Holders in the event of any change in the truth of any such statements.

The Depositary shall make available for inspection by Holders of Receipts at the Depositary's Office any reports and communications received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary shall also send to Holders of Receipts copies of such reports when furnished by the Company pursuant to Section 5.6 of the Deposit Agreement. Any such reports and communications furnished to the Depositary by the Company shall be in English to the extent required under the Securities Exchange Act of 1934 and to the extent such reports and communications have been translated by the Company.

The Depositary shall keep books in New York City for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Holders of Receipts, provided, that such inspection shall not be for the purpose of communicating with Holders of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

12.           DIVIDENDS AND DISTRIBUTIONS.  Whenever the Depositary shall receive any cash dividend or other cash distribution by the Company on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.5 of the Deposit Agreement, convert such dividend or distribution into dollars and shall distribute the amount thus received to the Holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, that the Depositary shall make appropriate adjustments in the amounts so distributed in respect of (a) any of such Deposited Securities being not entitled, by reason of date of issuance or otherwise, to receive all or any portion of such distribution or (b) any amounts (i) withheld or requested to be withheld by the Company, the Custodian or the Depositary from any such distribution on account of taxes or other governmental charges, or (ii) charged by the Depositary pursuant to the provisions of the Deposit Agreement.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder of a Receipt a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto. Holders and holders of interests in American Depositary Shares understand that in converting foreign currency, amounts received on conversion are calculated at a rate which exceeds three or four decimal places (the number of decimal places used by the Depositary to report distribution rates).  The excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment.

Whenever the Company intends to distribute to the holders of Deposited Securities property other than cash, Shares or rights to purchase additional Shares, the Company shall give notice thereof to the Depositary along with an indication as to whether or not it wishes such distribution to be made to Holders.   Promptly upon receipt of a notice indicating that the Company wishes such distribution be made to Holders and receipt of satisfactory documentation within the terms of Section 5.7, the Depositary shall make a reasonable determination whether such distribution to Holders is practicable, and, to the extent it determines such distribution is practicable, shall make such distribution. Upon receipt of satisfactory documentation and the request of the Company to distribute property to Holders and after making the requisite determinations set forth in (a) above, the Depositary shall distribute the property so received to the Holders of record as of the record date, in proportion to the number of American Depositary Shares held by such Holders respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any taxes and other governmental charges withheld.  The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

If (i) the Company does not request the Depositary to make such distribution to Holders or requests not to make such distribution to Holders, (ii) the Depositary does not receive satisfactory documentation within the terms of Section 5.7, or (iii) the Depositary reasonably determines that all or a portion of such distribution is not lawful or reasonably practicable, the Depositary shall endeavor to sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem proper and shall distribute the net proceeds, if any, of such sale received by the Depositary (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes and governmental charges) to the Holders as of the record date upon the terms of Section 4.1.  If the Depositary is unable to sell such property, the Depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration and Holders and holders of interests in American Depositary Shares shall have no rights thereto or arising therefrom.  The Holders alone shall be responsible for payment of any taxes or other governmental charges due as a result of sales or transfers pursuant hereto.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Company shall cause such Shares to be deposited with the Custodian and registered, as the case may be, in the name of the Depositary, the Custodian or any of their nominees.  Upon receipt of confirmation of such deposit from the Custodian, the Depositary shall establish the record date upon the terms described in Section 4.6 of the Deposit Agreement and shall, subject to Sections 4.8 and 5.9 thereof, either (i) distribute to the Holders as of the record date in proportion to the number of American Depositary Shares held as of the record date, additional American Depositary Shares, which represent in the aggregate the number of Shares received as such dividend, or free distribution, subject to the other terms of the Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and/or governmental charges), or (ii) if additional American Depositary Shares are not so distributed, each American Depositary Share issued and outstanding after the record date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional Shares distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and governmental charges).  In lieu of delivering fractional American Depositary Shares, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the proceeds upon the terms described in Section 4.1 of the Deposit Agreement. The Depositary may withhold any such distribution of Receipts if it has not received satisfactory assurances from the Company (including an opinion of counsel to the Company furnished at the expense of the Company) that such distribution does not require registration under the Securities Act of 1933 or is exempt from registration under the provisions of the Securities Act of 1933.  To the extent such distribution may be withheld, the Depositary may dispose of all or a portion of such distribution in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of applicable (a) taxes and/or governmental charges and (b) fees and charges of, and expenses incurred by, the Depositary) to Holders entitled thereto upon the terms described in Section 4.1 of the Deposit Agreement.

Notwithstanding any other provision of this Receipt or the Deposit Agreement, in the event that the Depositary determines that any distribution in property (including Shares or rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders of Receipts entitled thereto.

13.           CONVERSION OF FOREIGN CURRENCY.  Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into dollars and the resulting dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into dollars, and such dollars shall be distributed to the Holders of Receipts entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution to the Holders may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9 of the Deposit Agreement and/or Article (7) hereof.

If such conversion or distribution to the Holders can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into dollars transferable to the United States, or if any approval or license of any government authority or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its reasonable discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Holders of Receipts entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Holders of Receipts entitled thereto, the Depositary may in its reasonable discretion make such conversion and distribution in dollars to the extent permissible to the Holders of Receipts entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance, uninvested and without liability for interest thereon for the respective accounts of, the Holders of Receipts entitled thereto.

14.           RIGHTS.  In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to the Holders of Receipts or in disposing of such rights on behalf of such Holders and making the net proceeds available in dollars to such Holders; provided, however, that the Depositary will, if requested by the Company, take action as follows:

(i)   if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to Holders of Receipts by means of warrants or otherwise, the Depositary shall distribute warrants or other instruments therefor in such form as it may determine to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders; or

(ii)  if at the time of the offering of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to Holders of Receipts by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to  lapse, the Depositary in its discretion may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the proceeds of such sales for account of the Holders of Receipts otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Holders because of the application of exchange restrictions to a particular Holder, or the date of delivery of any Receipt or Receipts, or otherwise.

If registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for the Company to offer such rights to Holders of Receipts  and sell the securities represented by such rights, the Depositary will not offer such rights to the Holders of Receipts unless and until such a registration statement is in effect, or unless the offering and sale of such securities to the Holders of such Receipts are exempt from registration under the provisions of such Act.

The Company will have no obligation hereunder to register such rights under the Securities Act of 1933.

15.           RECORD DATES.  Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason, the Depositary causes a change in the number of Shares that are represented by each American Depositary Share or whenever the Depositary shall find it necessary or convenient,, the Depositary shall fix a record date (which, in the case of cash dividends, shall be as close as practicable to the corresponding record date with respect to the Shares), after consultation with the Company if practicable, if different from the record date applicable to the Shares or other Deposited Securities, (a) for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting or be responsible for any fee or charges assessed by the Depositary pursuant to the Deposit Agreement or (b) on or after which each American Depositary Share shall represent the changed number of Shares.  Subject to the provisions of Sections 4.1 through 4.5 of the Deposit Agreement and to the other terms and conditions of the Deposit Agreement, the Holders of Receipts on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively.

16. VOTING OF DEPOSITED SECURITIES. Subject to the next sentence, as soon as practicable after receipt of notice of any meeting at which the holders of Shares are entitled to vote, or of solicitation of consents or proxies from holders of Shares or other Deposited Securities, the Depositary shall fix the record date in respect of such meeting or solicitation of consent or proxy. The Depositary shall, if requested by the Company in writing in a timely manner (the Depositary having no obligation to take any further action if the request shall not have been received by the Depositary at least 30 days prior to the date of such vote or meeting) and at the Company's expense and provided no U.S. legal prohibitions exist, mail by regular, ordinary mail delivery (or by electronic mail or as otherwise may be agreed between the Company and the Depositary in writing from time to time) or otherwise distribute to Holders as of the record date: (a) such notice of meeting or solicitation of consent or proxy; (b) a statement that the Holders at the close of business on the applicable record date will be entitled, subject to any applicable law, the Company’s Articles of Incorporation and the provisions of or governing the Deposited Securities (which provisions, if any, shall be summarized in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Shares or other Deposited Securities represented by such Holder's American Depositary Shares; and (c) a brief statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a designated member or members of the Board of Directors of the Company.  Voting instructions may be given only in respect of a number of American Depositary Shares representing an integral number of Shares or other Deposited Securities.  Upon the timely receipt of written instructions of a Holder on the record date of voting instructions in the manner specified by the Depositary, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the Deposit Agreement, the Company’s Articles of Incorporation and the provisions of or governing the Deposited Securities, to vote or cause the Custodian to vote the Shares and/or other Deposited Securities (in person or by proxy) represented by American Depositary Shares evidenced by such Receipt in accordance with such voting instructions.

Neither the Depositary nor the Custodian shall, under any circumstances exercise any discretion as to voting, and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of for purposes of establishing a quorum or otherwise, the Shares or other Deposited Securities represented by American Depositary Shares except pursuant to and in accordance with such written instructions from Holders.  Shares or other Deposited Securities represented by American Depositary Shares for which no specific voting instructions are received by the Depositary from the Holder shall not be voted.

Notwithstanding the above, save for applicable provisions of Swedish law, and in accordance with the terms of Section 5.3 of the Deposit Agreement and Article (18) hereof, the Depositary shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities or the manner in which such vote is cast or the effect of any such vote.

17.           CHANGES AFFECTING DEPOSITED SECURITIES.  Upon any change in par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is otherwise a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion of or replacement or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law and subject to the other provisions of this Deposit Agreement, be treated as new Deposited Securities under this Deposit Agreement, and the Receipts shall, subject to the provisions of this Deposit Agreement and applicable law, evidence American Depositary Shares representing the right to receive such additional securities.  Alternatively, the Depositary may, with the Company's approval, and shall, if the Company shall so request, to the extent permitted by law and subject to the terms of the Deposit Agreement, execute and deliver additional Receipts as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts, in either case, as well as in the event of newly deposited Shares, with necessary modifications to the form of Receipt contained in Exhibit A hereto, specifically describing such new Deposited Securities and/or corporate change. The Company agrees to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new form of Receipts. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company's approval, and shall, if the Company requests, to the extent permitted by law and practicable, subject to the other provisions of this Deposit Agreement, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Holders in general or to any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

18.           LIABILITY OF THE COMPANY AND DEPOSITARY.  Neither the Depositary, the Custodian or the Company shall be obligated to do or perform any act which is inconsistent with the provisions of the Deposit Agreement or shall incur any liability (i) if the Depositary, the Custodian or the Company or their respective controlling persons or agents shall be prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the Deposit Agreement and any Receipt, by reason of any provision of any present or future law or regulation of the United States or any state thereof, the Kingdom of Sweden or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of the Company’s Articles of Incorporation or any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the Company’s Articles of Incorporation or provisions of or governing Deposited Securities, (iii) for any action or inaction of the Depositary, the Custodian or the Company or their respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any holder of an interest in American Depositary Shares or Receipts or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for the inability by a Holder or holder of an interest in American Depositary Shares or Receipts to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Holders of American Depositary Shares or (v) for any special, consequential, indirect or punitive damages for any breach of the terms of the Deposit Agreement or otherwise. In no event shall the Depositary, the Company or any of their respective directors, officers, employees, agents (including, without limitation, the Agents of the Depositary) and/or Affiliates, or any of them, be liable for any indirect, special, punitive or consequential damages to each other, Holders, Beneficial Owners or any other person.  The Depositary, its controlling persons, its agents, the Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request, opinion or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Company and the Depositary and their respective agents assume no obligation and shall not be subject to any liability under the Deposit Agreement or any Receipts to any Holder(s) or holder(s) of an interest in American Depositary Shares or Receipts or other persons (except for the Company’s and the Depositary’s obligations specifically set forth in Section 5.8 of the Deposit Agreement), provided, that the Company and the Depositary and their respective agents agree to perform their respective obligations specifically set forth in the Deposit Agreement or the applicable Receipts without gross negligence or willful misconduct.  Without limitation of the foregoing, neither the Depositary, nor the Company, nor any of their respective controlling persons, or agents, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expenses (including fees and disbursements of counsel) and liabilities be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary). The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast (provided that any such action or omission is in good faith) or the effects of any vote.  The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of American Depositary Shares, Shares or Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from the Company, or for any action or non action by it in reliance upon the opinion, advice of or information from legal counsel, accountants, any person representing Shares for deposit, any Holder or any other person believed by it in good faith to be competent to give such advice or information.  The Depositary and its agents shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without gross negligence or willful misconduct while it acted as Depositary.  The Company agrees to indemnify the Depositary and each Custodian under certain circumstances enumerated in the Deposit Agreement.  No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

19.           RESIGNATION AND REMOVAL OF THE DEPOSITARY.  The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  Whenever the Depositary in its reasonable discretion determines that it is in the best interest of the Holders of Receipts to do so, it may appoint a substitute or additional custodian or custodians after consultation with the Company.

20.           AMENDMENT.  The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary (without the consent of Holders) in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of amendment to the Deposit Agreement shall have been given to the Holders of outstanding Receipts. Every Holder of a Receipt at the time any amendment to the Deposit Agreement so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  Notice of any amendment to the Deposit Agreement or form of Receipts shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders to retrieve or receive the text of such amendment (i.e., upon retrieval from the Commission's, the Depositary's or the Company's website or upon request from the Depositary).  The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act of 1933 or (b) the American Depositary Shares or the Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders. Every Holder at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such American Depositary Share or Shares, to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement as amended and supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipt at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

21.           TERMINATION OF DEPOSIT AGREEMENT.  The Depositary shall at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate the Deposit Agreement if at any time 90 days shall have expired after the Depositary shall have delivered to the Company and the Holders a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary(after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore surrendered their Receipts, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges) and except for its obligations to the Company under Section 5.8 of the Deposit Agreement.  Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.8 and 5.9 of the Deposit Agreement.

22.           COMPLIANCE WITH U.S. SECURITIES LAWS.  Notwithstanding any provision of the Deposit Agreement or this Receipt to the contrary, the Holders shall be entitled to withdraw Deposited Securities subject only to the conditions set forth in paragraph I.A.(1) of the General Instructions (or any successor provisions thereto), as in effect from time to time, to Form F-6 as prescribed by the Commission under the Securities Act of 1933.